QuickLinks -- Click here to rapidly navigate through this document

Schedule 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        April 23, 2002

Dear Evans & Sutherland Shareholder:

        You are cordially invited to attend Evans & Sutherland's 2002 annual meeting of shareholders to be held on Thursday, May 16, 2002 at 11:00 a.m., local time, at our principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

        An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

        I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

                      Sincerely,

                      James R. Oyler
                       President and
                      Chief Executive Officer

/ / 600 Komas Drive    / / Salt Lake City, Utah 84108    / / tel 801-588-1000    / / fax 801-588-4500
/ / web es.com

EVANS & SUTHERLAND
COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 16, 2002

TO THE SHAREHOLDERS:

        The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Thursday, May 16, 2002 at 11:00 a.m., local time, at 600 Komas Drive, Salt Lake City, Utah 84108. At the meeting, you will be asked:

  1.
  To elect two directors to the Evans & Sutherland Computer Corporation Board of Directors to serve for terms as more fully described in the accompanying proxy statement;

  2.
  To ratify the appointment of KPMG LLP as independent auditors of Evans & Sutherland Computer Corporation for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly be presented at the annual meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        If you were a shareholder of record at the close of business on March 29, 2002, you may vote at the annual meeting and any adjournment(s) thereof.

        We invite all shareholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

                      FOR THE BOARD OF DIRECTORS

                      William M. Thomas
                       Vice President, Chief Financial Officer, Treasurer
                      and Corporate Secretary

Salt Lake City, Utah
April 23, 2002

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

EVANS & SUTHERLAND
COMPUTER CORPORATION

600 Komas Drive
Salt Lake City, Utah 84108

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        Evans & Sutherland Computer Corporation, a Utah corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2002 annual meeting of shareholders to be held on Thursday, May 16, 2002 at 11:00 a.m., local time, or at any adjournment or postponement thereof. The annual meeting of shareholders will be held at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

        These proxy solicitation materials were mailed on or about April 23, 2002 to all shareholders entitled to vote at the meeting. Evans & Sutherland will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. In addition to solicitation by mail, Evans & Sutherland's directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise. Directors, officers, or employees of Evans & Sutherland will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

        Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

  •
  FOR the election of the Board of Directors' nominees for directors;

  •
  FOR ratification of the appointment of KPMG LLP as Evans & Sutherland's independent auditors for the fiscal year ending December 31, 2002.

        We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

        Record holders of shares of Evans & Sutherland's common stock, par value $.20 per share, at the close of business on March 29, 2002 may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on March 29, 2002, there were 10,404,102 shares of common stock outstanding.

        The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Evans & Sutherland's bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. An automated system administered by Evans & Sutherland's transfer agent tabulates the votes. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

        You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board of Directors is currently divided into three classes, currently consisting of one, two, or three board positions each, whose terms expire at successive annual meetings. Effective May 24, 2001, the Board of Directors approved a resolution to expand the Board of Directors from five members to seven members, with one of the new positions assigned to the class of directors ending 2002 and one of the new positions assigned to the class of directors ending 2003. Due to the retirement of two directors and the resignation of one director since the 2001 annual meeting, there are currently three vacancies on the Board of Directors. At the 2002 annual meeting, the shareholders of Evans & Sutherland will elect directors to fill two positions. The directors will be elected to serve for a three-year term expiring at Evans & Sutherland's annual meeting in 2005.

        Each of the nominees elected as a director will continue in office until his respective successor is duly elected and qualified. The Board of Directors has nominated Mr. Wolf-Dieter Hass and Mr. Gerald S. Casilli for election as directors at the 2002 annual meeting. Mr. Hass and Mr. Casilli are designated to fill positions having a term expiring in 2005. Mr. Casilli is currently a director serving in the class of directors whose term expires in 2004, and will resign from that class effective at the 2002 annual meeting provided that he is elected as a director whose term will expire in 2005. There are no family relationships among any of Evans & Sutherland's directors or executive officers. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that its nominees will be unavailable.

VOTE REQUIRED

        A plurality of the votes represented at the meeting is required to elect a director.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

DIRECTORS

        Set forth below is the principal occupation of, and certain other information regarding, the nominees and other directors whose terms of office will continue after the annual meeting.

DIRECTOR NOMINEES—TERMS ENDING IN 2005

        Wolf-Dieter Hass has been a Director of Evans & Sutherland since May 2001. Mr. Hass has been Managing Director of the Lufthansa Simulator Center in Berlin since August 1990 and General Manager, Flight Training Devices, and Corporate Secretary, for Lufthansa German Airlines since November 1990. Mr. Hass has served in other engineering and management positions since joining Lufthansa German Airlines in August 1965. Mr. Hass studied Aeronautical Engineering at the Technical University of Berlin, earning the degree of Diplom-Ingenieur. Mr. Hass is currently Chairman of the IATA Flight Simulator Working Group and a member of the Royal Aeronautical Society?s Flight Simulation Group. Age: 63.

        Gerald S. Casilli has been a Director of Evans & Sutherland since 1997. Mr. Casilli is Chairman of the Board of Ikos Systems, Inc. and has served in such capacity since July 1989 and has served as a Director of Ikos since 1986. He was also Chief Executive Officer of Ikos from April 1989 to August 1995. Mr. Casilli has also been a director of Cepheid, a company which markets biological testing systems, since April 1997. From January 1986 to December 1989, Mr. Casilli was a general partner of Trinity Ventures, Ltd., a venture capital firm and from February 1982 to 1990, he was a general partner of Genesis Capital, a venture capital firm. Mr. Casilli founded Millennium Systems in 1973, a manufacturer of microprocessor development systems and served as its President and Chief Executive Officer until 1982. Age: 62.

DIRECTOR CONTINUING IN OFFICE—TERM ENDING IN 2004

        James R. Oyler has been President, Chief Executive Officer and a Director of Evans & Sutherland since December 1994. Mr. Oyler is a Director of Ikos Systems, Inc. and has served in such capacity since October 1991. Previously, he served as President of AMG, Inc. from mid-1990 through 1994 and as Senior Vice President of Harris Corporation from 1976 through mid-1990. Age: 56.

DIRECTOR CONTINUING IN OFFICE—TERM ENDING IN 2003

        Ivan E. Sutherland was Co-founder and has been a Director of Evans & Sutherland since 1968. Dr. Sutherland is Vice President and Fellow for Sun Microsystems, Inc. From 1980 to late 1990, he served as Vice President and Technical Director for Sutherland, Sproull and Associates, Inc. Also during this period, Dr. Sutherland was associated with ATV as a partner and advisor in venture capital activities. From March 1976 to July 1980, he served as Fletcher Jones Professor of Computer Science and head of the Computer Science Department at the California Institute of Technology. Dr. Sutherland served as a Vice President and Chief Scientist of Evans & Sutherland from 1968 until June 1974, as Vice President of Picture Design Group from July 1974 to December 1974 and as a Senior Scientist for the Rand Corporation from January 1975 to May 1976. Age: 63.

RECENT CHANGES TO THE BOARD OF DIRECTORS

        Mr. Anthony J. Tether, a director whose term would have expired in 2003, resigned from the Company's Board of Directors on September 11, 2001. Mr. Peter O. Crisp, a director whose term also would have expired in 2003, retired from the Board on May 24, 2001. On January 31, 2002, Mr. Stewart Carrell, whose term would have expired in 2002 and who served as Chairman of the Board of Directors, retired from the Board of Directors. Mr. Gerald S. Casilli, a director currently serving in the class of directors whose term expires in 2004, will resign from that class effective at the 2002 annual meeting, provided that he is elected as a director whose term will expire in 2005.

        The vacancies created by the resignations of Messrs. Tether, Crisp and Casilli will be filled by the affirmative vote of a majority of the remaining directors, as provided in the Company's Bylaws. The

Board of Directors continues to search for qualified individuals and intends to fill these vacancies when acceptable candidates are identified by the Board of Directors.

        Only directors whose terms of office will expire in 2005 will be elected at the 2002 annual meeting. Therefore, those proxies solicited pursuant to this Proxy Statement cannot be voted for a greater number of directors than two.

BOARD MEETINGS AND COMMITTEES

        In fiscal year 2001 the Board of Directors held four board meetings either in person or telephonically. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors. The Board of Directors has established three committees, the Audit Committee, the Compensation and Stock Options Committee and the Nomination Committee.

        The principal functions of the Audit Committee are to monitor the integrity of Evans & Sutherland's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of Evans & Sutherland's independent auditors; provide an avenue of communication among the independent auditors, management and the Board of Directors; encourage adherence to, and continuous improvement of, Evans & Sutherland's policies, procedures and practices at all levels; review areas of potential significant financial risk to Evans & Sutherland; and monitor compliance with legal and regulatory requirements. The Audit Committee currently consists of Ivan E. Sutherland, Gerald S. Casilli and Wolf-Dieter Hass and held four meetings in 2001. Each member of the Audit Committee attended at least 75% of the meetings of the Audit Committee in 2001.

        The Compensation and Stock Options Committee reviews compensation and benefits for Evans & Sutherland's executives and administers the grant of stock options under Evans & Sutherland's existing plans. Pursuant to delegated authority from the Board of Directors, James R. Oyler, as Chief Executive Officer, determines all salaries except for Evans & Sutherland's executive officers. The Compensation and Stock Options Committee consists of Gerald S. Casilli, Wolf-Dieter Hass and Ivan E. Sutherland. Prior to his retirement from the Board of Directors on January 31, 2002, Mr. Stewart Carrell was also a member of the Compensation and Stock Options Committee. There were no separate meetings of the Compensation and Stock Options Committee held in 2001.

        The Nomination Committee makes recommendations to the Board of Directors concerning candidates for election as directors. The Nomination Committee considers nominees recommended by shareholders for election as a director. Such recommendations should be sent to the Corporate Secretary of Evans & Sutherland for presentation to the Nomination Committee. The Nomination Committee consists of James R. Oyler, Gerald S. Casilli, Ivan E. Sutherland and Wolf-Dieter Hass. There were no separate meetings of the Nomination Committee held in 2001.

COMPENSATION OF DIRECTORS

        Members of the Board of Directors employed by Evans & Sutherland do not receive any separate compensation for services performed as a director. Evans & Sutherland's non-employee directors receive a $20,000 annual retainer plus $1,000 for each board meeting attended. There is no separate compensation for committee meeting attendance.

        On February 2, 1989, the Board of Directors adopted the 1989 Stock Option Plan for Non-Employee Directors, which was approved by the shareholders on May 16, 1989. The Non-Employee Directors Plan was subsequently amended on February 20, 1996 and May 20, 1998. Under the Non-Employee Directors Plan, 400,000 shares have been reserved for issuance of options. Pursuant to the Non-Employee Directors Plan, each non-employee director of Evans & Sutherland serving at such time received an option on May 16, 1989 to purchase 10,000 shares, which option was immediately exercisable. Each person who becomes an eligible director (non-employee) subsequent to the date of adoption of the plan receives an automatic grant, on the date of his first appointment or election to the Board of Directors, of an option to purchase 10,000 shares. Such options are exercisable in three annual installments on the first, second and third anniversaries of the date of the grant.

        In addition to the initial grants, each eligible director is automatically granted additional options to purchase 10,000 shares of Evans & Sutherland's common stock on the first day of each fiscal year, provided however, that in no event shall an eligible director be granted options under the Non-Employee Directors Plan to purchase more than 100,000 shares in the aggregate. Each option, after the initial option, becomes exercisable in three installments on the first, second and third anniversaries of the date of the grant. Currently, the Board of Directors consists of three non-employee directors. As of March 29, 2002, 107,750 shares remain available for future option grants under the Non-Employee Directors Plan.

        The exercise price for options granted under the Non-Employee Directors Plan is equal to the fair market value of Evans & Sutherland's common stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option expires on the earlier of its expiration date or 90 days from the date the grantee ceased to be a non-employee director for any reason other than retirement from the Board of Directors after attaining age 57, or employment by Evans & Sutherland. In the event of retirement, each option shall become fully vested and exercisable until the expiration date of such option. In the event of employment, each option shall continue to be exercisable until the expiration of the option or 90 days after termination of employment of such individual.

        Options granted pursuant to the Non-Employee Directors Plan are nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income on the excess of the fair market value on the date of exercise over the option exercise price. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. In the event of a sale of the option, the optionee recognizes ordinary income on the difference between the option exercise price and the sale price. No tax deduction is available to Evans & Sutherland with respect to the grant of the option or the sale of stock acquired upon exercise of the option. Evans & Sutherland should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option. Generally, option recipients will be subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

        KPMG LLP, independent certified public accountants, has been selected by the Board of Directors as the accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2002, and the Board of Directors recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of KPMG as Evans & Sutherland's independent auditors is not required by Evans & Sutherland's bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for shareholder ratification as a matter of good corporate practice. KPMG has audited Evans & Sutherland's consolidated financial statements since 1968. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

        Neither KPMG, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has KPMG, nor any of its members, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of a majority of a quorum of shareholders is required for the ratification of the appointment of KPMG.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Evans & Sutherland's common stock as of March 29, 2002, (i) by each person who is known by Evans & Sutherland to own beneficially more than five percent of Evans & Sutherland's common stock, (ii) by each of Evans & Sutherland's directors and director nominees, (iii) by the Chief Executive Officer and each of Evans & Sutherland's four most highly compensated executive officers who served as executive officers at December 31, 2001, and (iv) by all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Directors, Officers and Principal Shareholders
	Number	Percent
PRINCIPAL SHAREHOLDERS
State of Wisconsin Investment Board(2) P.O. Box 7842, Madison, Wisconsin 53707	1,526,350	14.7%
The TCW Group, Inc.(3) 865 South Figueroa Street, Los Angeles, California 90017	1,494,330	14.4%
Peter R. Kellogg(4) 120 Broadway, New York, New York 10271	1,083,000	10.4%
Dimensional Funds Advisors Inc.(5) 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401	775,000	7.4%
Royce & Associates(6) 1414 Avenue of the Americas, New York, New York 10019	630,800	6.1%
DIRECTORS
Gerald S. Casilli(7)	42,593	*
Wolf-Dieter Hass	—	*
James R. Oyler(8)	422,337	3.9%
Ivan E. Sutherland(9)	114,056	1.1%
OTHER EXECUTIVE OFFICERS
David B. Figgins(10)	85,852	*
William M. Thomas(11)	18,334	*
L. Eugene Frazier(12)	63,713	*
E. Thomas Atchison(13)	30,646	*
All directors and executive officers as a group—10 persons(14)	807,421	7.3%

*
Less than one percent.

(1)
Applicable percentage ownership is based on 10,404,102 shares of Common Stock outstanding as of the record date, March 29, 2002. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options or warrants currently exercisable or which will be exercisable within 60 days of the record date, (b) shares attainable through conversion of other securities, (c) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers and (d) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and executive officers of Evans & Sutherland have sole voting and investment power over the shares of Evans & Sutherland's common stock held in their names, except as noted in the following footnotes.

(2)
State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 1,526,350 shares according to Schedule 13G/A filed with the Securities and Exchange Commission dated February 15, 2002.

(3)
The TCW Group, Inc. has shared voting power and shared dispositive power as to 1,494,330 shares according to Schedule 13G/A filed with the Securities and Exchange Commission dated February 13, 2002.

(4)
Peter R. Kellogg has sole voting power and sole dispositive power as to 983,000 shares and shared voting power and shared dispositive power as to 100,000 shares according to Schedule 13G filed with the Securities and Exchange Commission dated February 9, 2001, Form 4 filed with the Securities and Exchange Commission dated March 9, 2001 and Form 4 filed with the Securities and Exchange Commission dated April 6, 2001.

(5)
Dimensional Fund Advisors has sole voting power and sole dispositive power as to 775,000 shares according to Schedule 13G filed with the Securities and Exchange Commission dated January 30, 2002.

(6)
Royce & Associates, Inc. has sole voting power and sole dispositive power as to 630,800 shares according to Schedule 13G filed with the Securities and Exchange Commission dated February 7, 2002.

(7)
The number of shares attributed to Mr. Casilli includes 6,592 of common stock and 36,001 subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(8)
In addition to being a director, Mr. Oyler is also President and Chief Executive Officer of Evans & Sutherland. The number of shares attributable to Mr. Oyler includes 27,000 shares of common stock and 395,337 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(9)
The number of shares attributable to Mr. Sutherland includes 64,055 shares of common stock and 50,001 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002. Of the 64,055 shares of common stock, 11,800 shares are held by the Sutherland Family Trust of 1980 as to which Mr. Sutherland is a co-trustee with Marcia Sutherland, with each trustee having sole voting and dispositive power.

(10)
Mr. Figgins commenced employment with Evans & Sutherland in April 1998 as Vice President of PC Simulation in the Simulation Group. The number of shares attributable to Mr. Figgins includes 16 shares of common stock and 85,836 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(11)
Mr. Thomas commenced employment with Evans & Sutherland in August 2000 as Vice president, Finance for the Simulation Group. The number of shares attributable to Mr. Thomas is 18,334 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(12)
Mr. Frazier commenced employment with Evans & Sutherland in September 1997 as Vice president, Programs and Shared Technology. The number of shares attributable to Mr. Frazier includes 375 shares of common stock and 63,338 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(13)
Mr. Atchison commenced employment with Evans & Sutherland in June 1998 as Director, Materials when Evans & Sutherland acquired Silicon Reality, Inc. The number of shares attributable to Mr. Atchison includes 1,244 shares of common stock and 29,402 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

(14)
The total for directors and officers as a group includes 99,642 shares of common stock and 707,779 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before May 29, 2002.

EXECUTIVE COMPENSATION

        The following table sets forth information for the fiscal years ended December 31, 2001, 2000 and 1999 regarding the compensation of (i) the Chief Executive Officer of Evans & Sutherland during the 2001 fiscal year, and (ii) the four most highly compensated executive officers of Evans & Sutherland during the 2001 fiscal year who were serving as executive officers on December 31, 2001, (the "Named Executive officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Compensation(2)
James R. Oyler President and Chief Executive Officer	2001 2000 1999	$379,700 379,700 361,600	$47,083 — —	— — —	— — —	10,000 30,000 30,000	— — —	$54,259 52,889 50,173
William M. Thomas(3) Vice President—Chief Financial Officer, Treasurer and Secretary	2001 2000 1999	190,000 53,289 —	63,410 12,538 —	— — —	— — —	10,000 50,000 —	— — —	46,259 15,523 —
L. Eugene Frazier(4) Vice President—Strategic Visualization	2001 2000 1999	200,400 206,640 172,000	16,032 49,243 26,331	— — —	— — —	7,500 37,500 25,000	— — —	63,805 63,749 50,686
David B. Figgins(5) Vice President—Product Marketing	2001 2000 1999	234,000 234,000 195,000	11,700 29,307 23,574	— — —	— — —	7,500 45,000 49,000	— — —	32,722 38,405 30,915
E. Thomas Atchison(6) Vice President—Manufacturing, Service and Support	2001 2000 1999	180,000 162,000 140,000	64,199 26,086 43,222	— — —	— — —	15,000 20,000 6,800	— — —	26,084 26,370 23,253

(1)
Represents incentive bonuses earned in the year indicated which were paid in the same year or subsequent year. Amount of bonus is for achievement of corporate, individual and organizational objectives for fiscal years 2001, 2000 and 1999

(2)
All other compensation for fiscal year 2001 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $36,364, Mr. Thomas $13,856, Mr. Frazier $50,909, Mr. Figgins $27,622 and Mr. Atchison $16,255); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $12,795, Mr. Frazier $7,796 and Mr. Atchison $5,316); (iii) matching contributions to Evans & Sutherland's 401(K) Deferred Savings Plan (Mr. Oyler $5,100, Mr. Thomas $1,169, Mr. Frazier $5,100, Mr. Figgins $5,100 and Mr. Atchison $4,513); and (iv) reimbursement for relocation expenses (Mr. Thomas $31,234).

  All other compensation for fiscal year 2000 includes (i) premiums paid for life insurance policies (Mr. Oyler $36,364, Mr. Frazier $50,909, Mr. Figgins $27,622 and Mr. Atchison $16, 255); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $11,425, Mr. Frazier $7,601, Mr. Figgins $5,683 and Mr. Atchison $5,610); (iii) matching contributions to Evans & Sutherland's 401(K) Deferred Savings Plan (Mr. Oyler $5,100, Mr. Frazier $5,329, Mr. Figgins $5,100 and Mr. Atchison $4,505); and (iv) reimbursement for relocation expenses (Mr. Thomas $15,523).

  All other compensation for fiscal year 1999 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $34,545, Mr. Frazier $40,000, Mr. Figgins $22,727 and Mr. Atchison $13,818); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $10,828, Mr. Frazier $7,601, Mr. Figgins $5,798 and Mr. Atchison $5,497); (iii) matching contributions to Evans & Sutherland's 401(K) Deferred Savings Plan (Mr. Oyler $4,800, Mr. Frazier $4762, Mr. Figgins $2,390 and Mr. Atchison $3,938).

(3)
Mr. Thomas commenced his employment with Evans & Sutherland in August 2000 as Vice President, Finance for the Simulation Group.

(4)
Mr. Frazier commenced his employment with Evans & Sutherland in September 1997 as Vice President, Programs and Shared Technology.

(5)
Mr. Figgins commenced his employment with Evans & Sutherland in April 1998 as Vice President and General Manager of PC Simulation.

(6)
Mr. Atchison commenced his employment with Evans & Sutherland in June 1998 as Director, Materials.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding stock options granted during fiscal year 2001 to the Named Executive Officers. To date, Evans & Sutherland has not issued any stock appreciation rights.

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year
Name			Exercise Of Base Price	Expiration Date
					At 5%	At 10%
James R. Oyler	10,000	4.8%	$7.38	2/22/11	$46,412	$117,618
William M. Thomas	10,000	4.8%	7.54	5/16/11	47,419	120,168
L. Eugene Frazier	7,500	3.6%	7.38	2/22/11	34,809	88,214
David B. Figgins	7,500	3.6%	7.38	2/22/11	34,809	88,214
E. Thomas Atchison	15,000	7.3%	6.53	10/13/11	61,600	156,107

(1)
The options are all granted to employees under Evans & Sutherland's 1995 Long-Term Incentive Equity Plan or 1998 Stock Option Plan and become exercisable in three equal installments on the first, second and third anniversaries of the date of the grant. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with Evans & Sutherland. The total number of options granted to employees during fiscal year 2001 was 206,700 shares.

(2)
These potential realizable values are based on an assumed annual rate of increase in the value of Evans & Sutherland's common stock over the ten-year term of the options of five percent and ten percent, compounded annually, as required by the rules of the Securities and Exchange Commission. These rates of increase in value are not indicative of the past performance of Evans & Sutherland's common stock and are not intended to be a forecast of future appreciation in value of Evans & Sutherland's common stock. The actual realizable value, if any, of these options is dependent upon the actual future value of Evans & Sutherland's common stock, which cannot be predicted with any assurance at this time.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information concerning the exercise of stock options during fiscal year 2001 by each of the Named Executive Officers and lists the value of their unexercised options on December 31, 2001. None of the Named Executive Officers exercised any stock options during 2001. To date, Evans & Sutherland has not issued any stock appreciation rights.

	Number Of Securities Underlying Unexercised Options At Fiscal Year-End		Value Of Unexercised In-The-Money Options At Fiscal Year-End
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Oyler	372,003	40,000	—	—
William M. Thomas	16,667	43,333	$2,533	$5,067
L. Eugene Frazier	47,505	37,497	2,100	4,200
David B. Figgins	63,669	53,832	2,100	4,200
E. Thomas Atchison	24,402	30,598	2,100	8,883

(1)
Based on the closing price of Evans & Sutherland's common stock as reported on The NASDAQ Stock Market on December 31, 2001 of $6.63.

10-YEAR OPTION REPRICINGS

        The following table sets forth information regarding stock options that were repriced during fiscal year 1998 that were previously awarded to the listed executive officers. Except for the options that were repriced during fiscal year 1998, no other options have been repriced. To date, Evans & Sutherland has not issued any stock appreciation rights.

Name	Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Term Remaining at Date of Repricing
James R. Oyler	09/29/98	56,000 36,000	$13.56 13.56	$22.38 22.50	$13.56 13.56	8 years 5 months 9 years 8 months
Ronald R. Sutherland(1)	09/29/98	40,000 20,000 20,000	13.56 13.56 13.56	20.88 22.38 22.50	13.56 13.56 13.56	7 years 4 months 8 years 5 months 9 years 8 months
John T. Lemley(2)	09/29/98	80,000 16,000 16,000	13.56 13.56 13.56	20.50 22.38 22.50	13.56 13.56 13.56	7 years 2 months 8 years 5 months 9 years 8 months
Charles R. Maule(3)	09/29/98	32,000 8,000 28,000	13.56 13.56 13.56	20.88 22.38 22.50	13.56 13.56 13.56	7 years 2 months 8 years 5 months 9 years 8 months
Robert H. Ard(4)	09/29/98	32,000	13.56	25.00	13.56	9 years 8 months
George K. Saul(5)	09/29/98	4,800	13.56	23.63	13.56	9 years 9 months
David B. Figgins	09/29/98	16,000	13.56	25.50	13.56	9 years 8 months
L. Eugene Frazier	09/29/98	25,000	13.56	30.19	13.56	9 years 1 month
E. Thomas Atchison	09/29/98	4,000	13.56	23.63	13.56	9 years 7 months
Nicholas P. Gibbs	09/29/98 09/29/98 09/29/98	2,000 2,000 1,500	13.56 13.56 13.56	21.75 24.25 25.38	13.56 13.56 13.56	7 years 7 months 8 years 6 months 9 years 7 months
Richard Flitton	09/29/98 09/29/98	200 1,000	13.56 13.56	15.25 21.75	13.56 13.56	6 years 7 months 7 years 7 months

(1)
Mr. Sutherland retired from Evans & Sutherland in February 1999.

(2)
Mr. Lemley retired from Evans & Sutherland in July 1999.

(3)
Mr. Maule terminated his employment with Evans & Sutherland in August 1999.

(4)
Mr. Ard terminated his employment with Evans & Sutherland in January 2002.

(5)
Mr. Saul terminated his employment with Evans & Sutherland in October 2001.

PENSION PLAN AND SERP

        Evans & Sutherland supports a qualified Defined Benefit Pension Plan ("Pension Plan"), a qualified 401(k) Deferred Savings Plan ("401(k) Plan"), a non-qualified Executive Deferred Compensation Savings Plan ("ESP") and a non-qualified Supplemental Executive Retirement Plan ("SERP"). Costs of the Pension Plan and SERP are based upon actuarial computations which take into account many assumptions and factors including, among others, projected average salary and time in service. The 401(k) Plan and ESP are funded by employee deferrals and matching contributions by Evans & Sutherland. Directors of Evans & Sutherland who are not employees are not eligible to participate in the Pension Plan, 401(k) Plan, ESP or SERP.

        Effective April 23, 2002, the Board of Directors approved the redesign of the Pension Plan and 401(k) Plan to match contemporary market practices and to improve the competitive position of Evans & Sutherland by aligning future funding for employee retirement benefits into the 401(k) Plan. This action was implemented by amending the Pension Plan to curtail accrual of future benefits under the Pension Plan. At the same time, the 401(k) Plan was amended to permit the Board of Directors to grant additional discretionary matching contributions based on Evans & Sutherland's profitability and other financial and operational considerations. As a result, the expense that had been incurred annually for the Pension Plan has been replaced by a discretionary 401(k) Plan matching contribution that will be incurred only when approved by the Board of Directors and only for years Evans & Sutherland is profitable. This change to the Pension Plan has no effect on the benefits vested to current and previous employees for their past service. Those benefits will be paid on retirement. Retirees currently receiving pension payments are also unaffected. Evans & Sutherland's 2001 expense for the Pension Plan of $1,953,000 was 5% of the total remuneration of those participants covered by the Pension Plan for the fiscal year 2001. Under the pension provisions, the credited years of service for the Named Executive Officers listed in the preceding Summary Compensation Table are as follows: Messrs. James R. Oyler, 7 years; David B. Figgins, 4 years; E. Thomas Atchison, 4 years; L. Eugene Frazier, 4 years and William M. Thomas, 1 year.

        Evans & Sutherland maintains the SERP for certain executives selected by the Compensation Committee of the Board of Directors. Under the SERP, an executive's annual retirement income commencing at age 65 (and having at least three years of service under the SERP) equals 66.7% of the executive's average base salary reduced by the executive's annual benefit under the Pension Plan multiplied by a fraction the numerator of which is the total number of years of service with Evans & Sutherland (up to a maximum of ten) and the denominator of which is ten. For purposes of the SERP, the term "average base salary" is defined as the average of the executive's base compensation over a three year period, excluding all other forms of compensation except amounts deferred under Evans & Sutherland's ESP and 401(k) Plan. Pursuant to the action taken on the Pension Plan and 401(k) Plans, Evans & Sutherland management and its retirement plan consultant have initiated action to similarly redesign the ESP and SERP and to present proposed plan amendments to the Board of Directors.

        Messrs. Oyler, Figgins, Atchison, Frazier and Thomas are currently participating in the SERP and have 7, 4, 4, 4, and 1 years of service, respectively, credited under the SERP. Evans & Sutherland has purchased life insurance for its benefit on the lives of all of the participants. It is anticipated that the life insurance proceeds payable upon the death of plan participants will reimburse Evans & Sutherland for the after-tax cost of SERP and ESP benefit payments, premiums, and a factor for the cost of money.

        The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan and the SERP, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan and SERP, and also assuming that the employee elects a straight life annuity.

	Years of Service
Remuneration(1)
	15	20	25	30	35
$125,000	$83,375	$83,375	$83,375	$83,375	$83,375
150,000	100,050	100,050	100,050	100,050	100,050
175,000	116,725	116,725	116,725	116,725	116,725
200,000	133,400	133,400	133,400	133,400	133,400
225,000	150,075	150,075	150,075	150,075	150,075
250,000	166,750	166,750	166,750	166,750	166,750
300,000	200,100	200,100	200,100	200,100	200,100
400,000	266,800	266,800	266,800	266,800	266,800
450,000	300,150	300,150	300,150	300,150	300,150
500,000	333,500	333,500	333,500	333,500	333,500

(1)
For purposes of determining benefits at normal retirement, remuneration is based upon the average qualifying earnings of the employee. Under the Pension Plan, this is the average of the five consecutive calendar years that will produce the highest average earnings out of the last ten calendar years of employment. Under the SERP, this is the average of the three consecutive calendar years of employment with Evans & Sutherland that produces the highest annual average. For 2001, compensation taken into account under the Pension Plan for any individual in any year was limited to $170,000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL ARRANGEMENTS

EMPLOYEE AGREEMENTS

        Evans & Sutherland entered into employment agreements with Mr. Oyler and Mr. Figgins on May 16, 2000, with Mr. Atchison on July 25, 2000, with Mr. Frazier on September 22, 2000, and with Mr. Thomas on December 22, 2000. The employment agreements for Mr. Oyler, Mr. Figgins and Mr. Atchison were amended on September 22, 2000. Pursuant to their agreements, Mr. Oyler, Mr. Figgins, Mr. Atchison, Mr. Frazier and Mr. Thomas shall continue to serve in their respective positions until December 31, 2002, unless the terms of service are further extended or sooner terminated in accordance with the terms of their respective agreements. Further, Evans & Sutherland agreed to continue to pay Mr. Oyler, Mr. Figgins, Mr. Atchison, Mr. Frazier and Mr. Thomas their annualized base salary subject to adjustment as provided in their respective agreements. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland. Evans & Sutherland also agreed that Mr. Oyler, Mr. Figgins, Mr. Atchison, Mr. Frazier and Mr. Thomas shall be entitled to participate in Evans & Sutherland's incentive program, supplemental retirement plan and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland's existing directors' and officers' liability insurance policy.

        In the case of termination of Mr. Oyler's, Mr. Figgins', Mr. Atchison's, Mr. Frazier's or Mr. Thomas' employment as a result of death or disability, the terminated employee will be entitled to a termination payment equal to such individual's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year. If Mr. Oyler terminates his employment for good reason (as defined in Mr. Oyler's agreement), or Mr. Oyler's employment is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in Mr. Oyler's agreement), Mr. Oyler shall be entitled to a termination payment equal to two (2) times his then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of two years. In addition, if Evans & Sutherland terminates Mr. Oyler's employment without cause, or if Mr. Oyler terminates his employment for good reason, then all outstanding options shall immediately vest. If Mr. Figgins, Mr. Atchison, Mr. Frazier, or Mr. Thomas terminates his employment for good reason (as defined in their respective agreements), or the employment of any such employee is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in their respective agreements), any such terminated employee shall be entitled to a termination payment equal to such employee's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.

        Under the agreements, Mr. Oyler, Mr. Figgins, Mr. Atchison, Mr. Frazier and Mr. Thomas are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment. Mr. Oyler, Mr. Figgins, Mr. Atchison, Mr. Frazier and Mr. Thomas are subject to customary assignment of inventions provisions during their employment, and to customary confidentiality provisions at all times during and after their employment.

CHANGE-IN-CONTROL AGREEMENTS

        Pursuant to change-in-control provisions included in the employment agreement entered into by Evans & Sutherland and Mr. Frazier, if upon a change in control Mr. Frazier terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates Mr. Frazier's employment for any reason other than death, disability, or cause (as defined in the agreement), Mr. Frazier shall be entitled to a termination payment equal to one (1) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of one year.

        Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Mr. Oyler, Mr. Figgins, Mr. Atchison, and Mr. Thomas, if upon a change in control any such employee terminates his employment for good reason (as defined in the agreements), or Evans & Sutherland terminates any such employee's employment for any reason other than death, disability, or cause (as defined in the agreements), the terminated employee shall be entitled to a termination payment equal to two (2) times such employee's then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of two years. However, if Mr. Oyler terminates his employment within one hundred eighty (180) days of a change in control, Mr. Oyler shall be entitled to a termination payment of two and one-half (2.5) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of 2.5 years.

COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of Evans & Sutherland's Compensation and Stock Options Committee are Mr. Casilli, Mr. Hass and Mr. Sutherland. Prior to his retirement from the Board of Directors on January 31, 2002, Mr. Stewart Carrell was also a member of the Compensation and Stock Options Committee. Mr. Carrell was an employee of Evans & Sutherland until December 31, 2000. Mr. Sutherland served as Vice President and Chief Scientist of Evans & Sutherland from 1968 until 1974.

REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE
ON EXECUTIVE COMPENSATION

        THE FOLLOWING REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

        It is the duty of the Compensation and Stock Options Committee to review and determine the salaries and bonuses of executive officers of Evans & Sutherland, including Evans & Sutherland's Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation and Stock Options Committee believes that the compensation programs for the executive officers should reflect Evans & Sutherland's performance and the value created for Evans & Sutherland's shareholders. In addition, Evans & Sutherland's compensation programs should support the goals and values of Evans & Sutherland and should reward individual contributions to Evans & Sutherland's success.

GENERAL COMPENSATION POLICY AND PHILOSOPHY

        The Compensation and Stock Options Committee of the Board of Directors establishes and oversees the general compensation policies of Evans & Sutherland, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff and stock option grants from the stock option plans. The committee is composed of Mr. Sutherland, Mr. Casilli and Mr. Hass.

        Evans & Sutherland operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of Evans & Sutherland. Evans & Sutherland is committed to providing competitive compensation that helps attract, retain and motivate the highly skilled people it requires. The committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business segment and overall company performance, both current and long-term.

        The salary of the Chief Executive Officer is established solely by the committee, while the salary of other executives is recommended by the Chief Executive Officer for review and approval of the committee. Prime sources of information in determining executive salaries are a survey published by the American Electronics Association entitled "Executive Compensation in the Electronics Industry," and a survey published by Radford Associates entitled "Management Total Compensation Report." The committee has determined that, as a general rule, executive, management and top technical salaries should be at or near the 50th percentile of these surveys.

        In 1995, the committee approved a management incentive plan, which provided financial incentives for certain key executives and managers of Evans & Sutherland to achieve profitable growth. The plan incentive is based on achievement of operating profit relative to the annual operating plan. The plan requires that profitability be achieved in order for incentives to be earned and, subject to individual maximums on annual incentive amounts, provides incentives for exceeding the operating profit plan.

        Other than Evans & Sutherland's pension plan and SERP, the long-term component of compensation for the Chief Executive Officer and other executives is the 1998 Stock Option Plan. The plan does not provide for automatically-timed option grants, but rather provides for grants at the discretion of the committee. In general, stock options are granted to executives, key managers and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the long-term objectives of Evans & Sutherland.

CEO COMPENSATION

        Mr. Oyler's compensation for 2001 was established in his May 2000 Employment Agreement as amended on September 22, 2000, which is more fully described in this proxy under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Mr. Oyler's annual base salary for 2001 was $379,700 and his other compensation totaled $54,259. Mr. Oyler received a bonus of $47,083 for meeting certain financial targets during 2001. During fiscal 2001, Mr. Oyler was granted stock options to purchase 10,000 shares at an exercise price of $7.38 per share, the fair market value of Evans & Sutherland's common stock on the date of such grant. The stock options will vest annually in approximately equal installments on the first, second, and third anniversaries of the date of grant. These awards were based on, among other things, the Committee's subjective assessment of Mr. Oyler's performance and impact upon Evans & Sutherland's performance in 2001, and the extent to which his performance in the future is expected to create value for Evans & Sutherland's shareholders.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The Compensation and Stock Options Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. The stock option plans are designed to qualify for the performance-based exemption. The Compensation and Stock Options Committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, Evans & Sutherland's compensation philosophy, and Evans & Sutherland's best interests.

        This report is submitted by the members of the Compensation and Stock Options Committee.

      Ivan E. Sutherland
      Gerald S. Casilli
      Wolf-Dieter Hass

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors of Evans & Sutherland is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors which was previously filed as Annex B to Evans & Sutherland's proxy materials in connection with the annual meeting of shareholders held on May 24, 2001. The members of the Committee are Ivan E. Sutherland (Chair), Gerald S. Casilli and Wolf-Dieter Hass. All members are independent directors as defined by the listing standards of the Nasdaq National Market System.

        Management is responsible for Evans & Sutherland's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Evans & Sutherland's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary function of the Audit Committee is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        The total fees paid to KPMG by Evans & Sutherland in connection with professional services rendered for the audit of Evans & Sutherland's annual financial statements, and the reviews of the financial statements included in Evans & Sutherland's Forms 10-Q, for the fiscal year ended December 31, 2001, were $154,500.

Financial Information Systems Design and Implementation Fees

        Evans & Sutherland did not employ KPMG to operate, or supervise the operation of, Evans & Sutherland's information system or to manage its local area network. Nor did KPMG design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information significant to the audit of Evans & Sutherland's financial statements, taken as a whole.

All Other Fees

        The other fees paid to KPMG by Evans & Sutherland for the twelve month period ended December 31, 2001, totaled $279,000, including $182,000 for consulting with respect to tax matters and $97,000 for other audit related services.

        The Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent auditors' independence.

        Based on the Committee's discussions with management and the independent accountants, and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland's audited consolidated financial statements in Evans & Sutherland's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 to be filed with the Commission.

                      AUDIT COMMITTEE
                      Ivan E. Sutherland, Chairman
                      Gerald S. Casilli
                      Wolf-Dieter Hass

COMPARATIVE STOCK PERFORMANCE CHART

        The following graph presents a five year comparison of total cumulative shareholder return on Evans & Sutherland's common stock for the period December 31, 1996 through December 31, 2001 with the total cumulative return on the (a) JP Morgan H & Q Computer Hardware Index, (b) S & P Aerospace / Defense Index, (c) S & P Smallcap 600 Index and (d) Russell 2000 Index. Evans & Sutherland believes that the JP Morgan H & Q Computer Hardware Index and the S & P Smallcap 600 Index are no longer adequate comparisons. Accordingly, Evans & Sutherland has elected to compare its total shareholder return with the Russell 2000 Index, a more appropriate broad equity market index, and the S & P's Aerospace / Defense Index, a more appropriate peer index. The comparison assumes the investment of $100 on December 31, 1996 in stock or index, including reinvestment of dividends. Total shareholder returns for prior periods are not an indication of future investment returns.

	Cumulative Total Return
	1996	1997	1998	1999	2000	2001
EVANS & SUTHERLAND COMPUTER CORPORATION	100	116	71	46	31	27
S & P SMALLCAP 600	100	126	129	145	162	195
JP MORGAN H & Q COMPUTER HARDWARE	100	136	262	479	365	233
S & P AEROSPACE/DEFENSE	100	103	79	77	121	101
RUSSELL 2000	100	122	119	145	140	144

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland's directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2001 with all Section 16(a) filing requirements applicable to Evans & Sutherland's officers, directors and greater than ten percent beneficial owners.

SHAREHOLDER PROPOSALS

        If you wish to submit proposals to be included in Evans & Sutherland's year 2003 proxy statement, we must receive them on or before Tuesday, December 24, 2002. Please address your proposals to Corporate Secretary, Evans & Sutherland Computer Corporation, 600 Komas Drive, Salt Lake City, Utah 84108.

        If you wish to raise a matter before the shareholders at the year 2003 annual meeting, you must notify the Corporate Secretary in writing by not later than March 10, 2003. Please note that this requirement relates only to matters you wish to bring before your fellow shareholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in the proxy statement.

        Receipt by Evans & Sutherland of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Evans & Sutherland's proxy materials or its presentation at the 2003 annual meeting because there are other requirements in the proxy rules.

OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

        Evans & Sutherland has included with this proxy statement a copy of its annual report on Form 10-K dated December 31, 2001, which is incorporated by reference in its entirety. Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland's annual report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION
William M. Thomas Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

SIDE 1

PROXY

EVANS & SUTHERLAND COMPUTER CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James R. Oyler and William M. Thomas and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on March 29, 2002, at the annual meeting of shareholders to be held on Thursday, May 16, 2002 at 11:00 a.m., local time, at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

(To be signed on Reverse Side.)

SIDE 2

1.	ELECTION OF DIRECTORS: Wolf-Dieter Hass and Gerald S. Casilli to serve three year terms expiring at Evans & Sutherland's annual meeting to be held in the year 2005 and until their successors are duly elected and qualified.
	☐	For all Nominees
	☐	Withhold Authority to Vote for the Nominees listed below (To withhold authority for one or more individual Nominees, cross out the name of each such person)
Wolf-Dieter Hass
Gerald S. Casilli
2.	Proposal to ratify the appointment of KPMG LLP as independent auditors of Evans & Sutherland for the fiscal year ending December 31, 2002.
	☐	For	☐	Against	☐	Abstain
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature	Date	Signature	Date

Note:	Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
10-YEAR OPTION REPRICINGS
PENSION PLAN AND SERP
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL ARRANGEMENTS
COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPARATIVE STOCK PERFORMANCE CHART
COMPLIANCE WITH SECTION 16( a ) OF THE SECURITIES EXCHANGE ACT OF 1934
SHAREHOLDER PROPOSALS
OTHER MATTERS
ADDITIONAL INFORMATION